SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        RESOURCE BANKSHARES CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                April 23, 1999





Dear Fellow Shareholders:

      You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Resource Bankshares Corporation (the "Company") to be held on Thursday, May 27, 1999, at 9:30 a.m., at the Clarion Hotel, 4453 Bonney Road, Virginia Beach, Virginia 23462. The accompanying Notice and Proxy Statement describe the items of business to be considered at the Annual Meeting.
Please read these documents carefully.

      Specifically, you will be asked to consider and approve three items of business: (i) the election of seven incumbent directors, each of whom will serve a one year term and until their successors are duly elected and qualify, (ii) adoption and approval of the Company's Amended and Restated 1996 Long-Term Incentive Plan and (iii) the ratification of the appointment of Goodman & Company, L.L.P. as independent auditors for the 1999 fiscal year. The Board of Directors encourages you to read carefully the enclosed Proxy Statement and to VOTE FOR all the matters to be considered at the Annual Meeting.

      We hope you can attend the Annual Meeting. Whether or not you plan to attend, please complete, sign, and date the enclosed Proxy card and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares you own. We look forward to seeing you at the Annual Meeting, and we appreciate your continued loyalty and support.

                                    Sincerely,

                                    RESOURCE BANKSHARES CORPORATION



                                    Lawrence N. Smith
                                    President and Chief Executive Officer

                       RESOURCE BANKSHARES CORPORATION
                NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held May 27, 1999

To Our Shareholders:

      The 1999 Annual Meeting of Shareholders of Resource Bankshares Corporation (the "Company") will be held at the Clarion Hotel, 4453 Bonney Road, Virginia Beach, Virginia 23462, on Thursday, May 27, 1999, at 9:30 a.m., for the following purposes:

1. To consider and vote upon the election of seven directors to serve a one year term and until their successors are duly elected and qualify.

2. To consider and vote upon adoption and approval of the Company's Amended and Restated 1996 Long-Term Incentive Plan.

3. To consider and vote upon the ratification of the appointment of Goodman & Company, L.L.P. as independent auditors for the 1999 fiscal year.

4. To transact such other business as may properly come before the meeting.

      Shareholders of record at the close of business on April 1, 1999, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The Board of Directors of the Company unanimously recommends that shareholders vote FOR approval of each of the items indicated in 1., 2. and 3. above.

      PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR THROUGH YOUR PROXY.

                                    By Order of the Board of Directors



                                    __________________________________
                                    Debra C. Dyckman
                                    Secretary of the Board

April 23, 1999

                               PROXY STATEMENT

      This Proxy Statement and the enclosed proxy card ("Proxy") are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Resource Bankshares Corporation (the "Company") to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Clarion Hotel, 4453 Bonney Road, Virginia Beach, Virginia 23462, at 9:30 a.m., Eastern Time, on Thursday, May 27, 1999, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

      Only shareholders of record at the close of business on April 1, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. This Proxy is being mailed on or about April 23, 1999.

REVOCABILITY OF PROXY

      Execution of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. If your Proxy is properly signed, received by the Company and not revoked by you, the shares to which it pertains will be voted at the Annual Meeting in accordance with your instructions. If a shareholder does not return a signed Proxy, his or her shares cannot be voted by proxy.

SOLICITATION OF PROXIES

      The cost of soliciting Proxies will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to the beneficial owners and to secure their voting instructions if necessary. The Company, upon request, will reimburse them for their expenses in so doing. Officers and regular employees of the Company may solicit Proxies personally, by telephone or by telegram from some shareholders if Proxies are not received promptly, for which no additional compensation will be paid.

VOTING SHARES AND VOTE REQUIRED

      On the Record Date, the Company had 2,476,123 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter presented at the Annual Meeting. Directors are elected by a plurality of votes cast by shareholders at the Annual Meeting. A majority of votes cast is required to approve the Company's Amended and Restated 1996 Long-Term Incentive Plan and to ratify the appointment of auditors. Abstentions, broker non-votes, and withheld votes will be counted for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting, but such votes will not be considered "votes cast" based on the Company's understanding of state law requirements and the Company's Articles of Incorporation and Bylaws.

      All shareholder meeting proxies, ballots and tabulations that identify individual shareholders are kept secret and no such document shall be available for examination, nor shall the identity or the vote of any shareholder be disclosed except as may be necessary to meet legal requirements and the laws of Virginia. Votes will be counted and certified by the Proxy Committee of the Board of Directors, whose members are Alfred Abiouness, John Bernhardt, and Lawrence Smith. The members of the Proxy Committee will also act as the inspectors of elections at the Annual Meeting as required under Virginia law.

      Unless specified otherwise, Proxies will be voted (i) FOR the election of the seven nominees to serve as directors of the Company for a one year term and until their successors are duly elected and qualified, (ii) FOR the Company's Amended and Restated 1996 Long-Term Incentive Plan, and (iii) FOR the ratification of the appointment of Goodman & Company, L.L.P. as independent auditors for 1999. In the discretion of the Proxy holders, the Proxies will also be voted for or against such other matters as may properly come before the Annual Meeting. Management is not aware of any other matters to be presented for action at the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth information as of April 1, 1999, relating to the beneficial ownership of the Company's Common Stock by (i) each of the Company's director-nominees and named executive officers who own Common Stock,
(ii) all of the Company's director-nominees and named executive officers as a group, and (iii) any other person known by the Company to own beneficially 5% or more of the Company's Common Stock. Except as otherwise set forth below, the Company is not aware of any person or group of affiliated persons who owns more than 5% of the Common Stock of the Company. All of the Company's director-nominees and named executive officers receive mail at the Company's principal executive offices at 3720 Virginia Beach Blvd., Virginia Beach, Virginia 23452.

                              Number of Shares             Percent of
           Name              Beneficially Owned        Outstanding Shares
           ----              ------------------        ------------------

Alfred E. Abiouness              69,846(1)                    2.78
John B. Bernhardt                50,164(2)                    1.99
Thomas W. Hunt                   49,202(3)                    1.99
Louis R. Jones                  236,335(4)                    9.47
A. Russell Kirk                 109,096(5)                    4.38
Lawrence N. Smith               130,291(6)                    5.16
Elizabeth A. Twohy               40,340(7)                    1.62
Directors and Executive
Officers as a Group
(8 Persons)                     702,458                      26.27
Alan M. Voorhees                128,880(8)                    5.17
1308 Devil's Reach Road
Suite 302
Woodbridge, VA 22192

------------
*     Less than 1% ownership
(1) Includes options to purchase 30,166 shares and warrants to purchase 2,666 shares that are currently exercisable.
(2)   Includes   options  to  purchase   46,832 shares   that  are   currently
      exercisable.
(3) Includes 30,414 shares owned by Mr. Hunt's wife and 13,860 shares owned by Mr. Hunt's children, for which Mr. Hunt shares voting and investment power. Does not include warrants to purchase 13,500 shares held by Mr. Hunt's spouse and children, as to which Mr. Hunt disclaims beneficial ownership. Also does not include 40,964 shares held jointly by Mr. Hunt's spouse and Alan M. Voorhees as trustees for the benefit of Mr. Voorhees' grandchildren.

(4)   Includes   options  to  purchase   20,166 shares   that  are   currently
      exercisable.
(5)   Includes   options  to  purchase   13,500 shares   that  are   currently
      exercisable.
(6) Includes options to purchase 48,266 shares that are currently exercisable. Also includes 52,202 shares owned by the Smith Family Partnership for which Mr. Smith shares voting and investment power.
(7) Includes options to purchase 20,166 shares that are currently exercisable. Also includes 6,000 shares owned by Ms. Twohy's minor children.
(8) Includes 61,446 shares held by Mr. Voorhees' spouse as trustee for several trusts, the beneficiaries of which are Mr. Voorhees' grandchildren, as to which shares Mr. Voorhees disclaims beneficial ownership. Also includes warrants to purchase 18,000 shares held by Mr. Voorhees and his spouse. Does not include an aggregate of 134,358 shares held by Mr. Voorhees' adult children and Mr. Hunt, Mr. Voorhees' son-in-law, for their own benefit or for the benefit of Mr. Voorhees' grandchildren.

                      PROPOSAL 1. ELECTION OF DIRECTORS

      The Company's Bylaws provide that the number of directors shall be between 5 and 15. All directors are elected for a one year term and until their successors are duly executed and qualified. The Board of Directors recommends that the following seven nominees be elected as directors: Alfred E. Abiouness, John B. Bernhardt, Thomas W. Hunt, Louis R. Jones, A. Russell Kirk, Lawrence N. Smith and Elizabeth A. Twohy. Proxies received will be voted for the election of such nominees unless marked to the contrary. A shareholder who desires to withhold voting of the Proxy for all or one or more of the nominees may so indicate on the Proxy. All of the nominees are currently members of the Board of Directors and all nominees have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unable to serve, an event which is not anticipated, the Proxy will be voted for a substitute nominee to be designated by the Board of Directors, or the number of directors will be reduced. The Company does not have a separate nominating committee. The functions customarily attributable to such a committee are performed by the Board of Directors as a whole. For information regarding the Company's bylaw provisions that govern shareholder nominations of director candidates, see "Submission of Proposals and Other Matters Related to 2000 Annual Meeting" elsewhere in this Proxy Statement.

Names of Nominees and Committee Memberships

      The following table sets forth the names, ages and date of each nominee's first election to the Board:

                     Name                   Age        Director Since(1)
                     ----                   ---        -----------------
       Alfred E. Abiouness(A)(B)(C)(D)      67               1988
       John B. Bernhardt(A)(B)(C)(D)        69               1992
       Thomas W. Hunt(A)(B)(D)              43               1997
       Louis R. Jones(A)(B)(D)              63               1993
       A. Russell Kirk(A)(B)(D)             51               1992
       Lawrence N. Smith(A)(C)              61               1992
       Elizabeth A. Twohy(A)(B)(D)          46               1993

--------------------
(1)At the 1998 Annual Meeting of Resource Bank (the "Bank"), the shareholders of the Bank approved a Plan of Reorganization pursuant to which each share of Bank Common Stock was exchanged for two shares of the Company's Common Stock and the Bank became a wholly owned banking subsidiary of the Company ("Plan of Reorganization"). The effective date of the Plan of Reorganization was July 1, 1998. Prior to the effective date of the Plan of Reorganization, the director-nominees served on the Board of Directors of the Bank. Since the effective date of the Plan of Reorganization, the director-nominees have served on the Company's Board of Directors and have continued to serve on the Bank's Board of Directors. The dates set forth above indicate the dates on which the director-nominees first served on the Bank's Board of Directors. All share figures in this Proxy Statement give effect to the 2:1 share exchange effectuated pursuant to the Plan of Reorganization.

(A) Member of the Credit Risk Committee of the Bank. The Credit Risk Committee reviews all loan activity and policy of the Bank, acts upon large loan requests presented to the Bank, and monitors outstanding loans and collection efforts. Also member of the Market Risk and Liquidity Risk Committees of the Bank. Each of these three committees held 12 meetings in 1998.

(B)   Member of the Audit  Committee.  The Audit  Committee  is empowered by the
      Board of Directors to, among other things, recommend the firm to be employed by the Company as its independent auditor and to consult with such auditor regarding audits and the adequacy of internal accounting controls. The Audit Committee held one meeting in 1998.

(C) Member of the Proxy Committee, which collects and accounts for all proxies and exercises the Company's proxy authority at all shareholder meetings. The Proxy Committee held one meeting in 1998.

(D) Member of the Compensation Committee, which recommends to the Company's Board of Directors the salaries for officers and the compensation to be paid directors, and determines the persons to whom incentive stock options are granted, the number of shares subject to option, and the appropriate vesting schedule. The Compensation Committee held one meeting in 1998.

Background and Experience

      The following information relates to the business background of the seven director-nominees. There are no family relationships among any of the director-nominees nor is there any arrangement or understanding between any director-nominees and any other person pursuant to which the director-nominee was selected.

      Mr. Abiouness has been President of Abiouness, Cross & Bradshaw, Inc., a Norfolk structural engineering and architectural consulting firm, since 1974. Mr. Abiouness is a past Commissioner of the Norfolk Redevelopment and Housing Authority.

      Mr. Bernhardt has over 30 years of commercial banking experience. Mr. Bernhardt served as Executive Vice President of Virginia National Bank and
Virginia  National  Bankshares,  Inc.  from 1972 to 1979,  and as President  and
Director of those institutions from 1980 to 1983. From 1984 to 1988, Mr. Bernhardt was the Vice Chairman of the Board of Directors of Sovran Financial Corporation, Norfolk, Virginia, and Sovran Bank, N.A., Richmond, Virginia. He was also the President and Chief Executive Officer of Sovran Services from 1986 to 1988. Mr. Bernhardt resigned from all of his Sovran positions in April of 1988. He is currently a Managing Director of Bernhardt/Gibson, Inc., a financial services firm, with whom he has been employed since 1988. Mr. Bernhardt is also a director of Dominion Resources, Inc.

      Mr. Hunt is the Vice President of Summit Enterprises, Inc. of McLean, Virginia, an investment management company focused primarily on venture capital opportunities, and he has been employed by Summitt Enterprises since 1984. He is the former Chairman of the Board of Directors of Eastern American Bank, FSB, which the Bank acquired in 1997. Mr. Hunt is a director of Bryce Office Systems, Inc., Intelisys Electronic Commerce and Digital Access Control.

      Mr. Jones has been President of Hollomon-Brown Funeral Home, Inc. since 1954. Mr. Jones is also Chairman of the Board of Snelling Funeral Homes, Inc. and is President of Allstate Leasing Corporation, Memorial Services Planning Corporation, Advance Charge Plan, Inc., Tidewater Cemetery Corporation and Lu-El Realty, Inc. Mr. Jones has also been active in civic affairs and serves on the City Council of Virginia Beach.

      Mr. Kirk has been President of Armada/Hoffler Holding Company (a real estate land development, construction and properties management firm) since 1983 and has been Co-CEO of Goodman Segar Hogan Hoffler since 1993. Mr. Kirk is also Chairman and Commissioner of the Virginia Port Authority, Norfolk, Virginia.

      Mr. Smith joined the Bank in December 1992 and served as its President and Chief Executive Officer until the implementation of the Plan of Reorganization, after which he was appointed President and Chief Executive Officer of the Company. Mr. Smith continues to serve as the Chief Executive Officer of the Bank. Mr. Smith has over 19 years of experience with United Virginia Bank/Seaboard National and United Virginia Bank - Eastern Region, predecessor of Crestar Bank - Eastern Region ("Crestar"). From 1973 until May 1983, Mr. Smith was President of Crestar and also served on major committees of the holding company, United Virginia Bankshares, Inc., predecessor of Crestar Bankshares, Inc. He retired from Crestar in May 1983. Mr. Smith formed Essex Financial Group, Inc., a savings and loan holding company, in May 1983 and still serves as its Chairman. Mr. Smith serves on the board of directors of Heilig-Meyers Corporation, a national furniture retailer, Empire Machinery and Supply Corporation, a Norfolk based supplier of industrial products, and he has been active in civic affairs for the past 30 years.

      Ms. Twohy is President of Capital Concrete, Inc. of Norfolk, Virginia, a ready-mixed concrete manufacturer, and has been employed by the firm since 1975. Ms. Twohy is on the Board of Directors of Tidewater Builders Association and is past president of the Virginia Ready-Mixed Concrete Association.

Board Meetings

      The business of the Company is managed under the direction of the Board of Directors ("Board"). The Board meets at least monthly to review significant developments affecting the Company and to act on matters requiring approval by the Board. The Board held 12 meetings in 1998. During 1998, each member of the Board participated in at least 75% of all meetings of the Board and at least 75% of all applicable committee meetings.

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

      The following table presents an overview of executive compensation paid by the Company and its subsidiaries during 1998, 1997 and 1996 to Lawrence N. Smith, President and Chief Executive Officer. Because the Company did not commence operations until the Plan of Reorganization became effective in July 1998, information presented for all periods includes compensation paid by the Bank to Mr. Smith in his capacity as an executive officer of the Bank.


                          Summary Compensation Table

                                                           Long Term
                                  Annual Compensation      Compensation
                                  -------------------      ------------

                                                           Securities
                                                           Underlying      All Other
Name and principal position    Year   Salary($)  Bonus($)  Options(#)  Compensation($)(1)
---------------------------    ----   ---------  --------  ----------  ------------------
Lawrence N. Smith, President   1998   $250,000   $200,000       --           $5,000
and CEO of the Company         1997    200,000    160,000       --            4,744
                               1996    175,000    110,000    21,600           4,744


-----------------
(1) Consists of Company contributions to 401(k) Plan.

Fiscal Year End Options Table

      No stock options were granted to Mr. Smith during the fiscal year ended December 31, 1998, nor were any stock options exercised in 1998 by Mr. Smith. The table below sets forth information regarding exercisable and unexercisable stock options held as of December 31, 1998, by Mr. Smith.


                                           Number of Securities
                                               Underlying              Value of Unexercised
                                           Unexercised Options            In-The-Money
                                                at Fiscal               Options at Fiscal
                                               Year-End (#)              Year-End ($)(1)
                                               ------------            --------------------

                     Shares
                    Acquired
                      Upon       Value
Name               Exercise(#) Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
----               ----------- --------  -----------  -------------  -----------  -------------
Lawrence N. Smith       0          0        48,266        --         $702,056(2)      --

----------------
(1) The closing price of the Company's Common Stock on AMEX on December 31, 1998 was $19.00 per share.
(2) 26,666 of the options are exercisable at $3.00 per share and 21,600 of the options are exercisable at $6.25 per share.


Retirement Savings Plan

      Mr. Smith and other eligible employees are eligible to participate in the Bank's Retirement Savings Plan ("Plan"). The Plan is a combined 401(k) profit sharing, stock bonus and employee stock ownership plan, which means that contributions may be made by the Bank to the Plan in either cash or Company Common Stock and are derived from current or accumulated profits. The Plan's assets may be invested in shares of Company Common Stock purchased either directly from the Company or from third parties. The Plan's 401(k) provisions permit employees to contribute to the Plan through voluntary payroll savings on a pretax basis. These contributions are matched by the Bank in an amount equal to 50% of payroll savings contributions made by employees, up to 6% of an employee's total compensation.

Retirement Benefits

      During 1996, the Board of Directors of the Bank approved a plan for the payment of retirement benefits to certain key employees and entered into limited binding agreements with these key employees. Under the terms of the plan, the Bank may fund the liabilities associated with this plan with life insurance contracts. In connection with funding the projected retirement benefits, the Bank paid premiums on applicable life insurance contracts in the amount of approximately $371,445 during 1998, and may continue to pay, in its sole discretion, the same annual amount of insurance premiums over the next three years.

Stock Option Plans

      The Company has three stock option plans under which its directors and officers have been granted options. These plans were initially adopted by the Bank and were converted into plans of the Company when the Plan of Reorganization became effective. The 1993 Long-Term Incentive Plan (the "1993 Plan") provided for the issuance of options to purchase shares of Company Common Stock to key employees of the Company. The 1994 Long-Term Director Incentive Plan ("1994 Plan") provided for the issuance of options to purchase shares of Company Common Stock to directors as specified in the Plan.

      The 1996 Long-Term Incentive Plan ("Incentive Plan"), as amended, provides for the issuance of options to purchase 87,500 shares of Company Common Stock to directors, 82,500 of which options have been granted, and permits the grant of options to purchase up to 160,000 shares of Company Common Stock to key employees of the Company, 158,428 of which options have been granted. Shareholders are being asked to approve an Amended and Restated Incentive Plan that, in addition to other amendments, would authorize the issuance to directors and key employees of options to purchase an additional 150,000 shares of Common Stock. See "Proposal 2. Proposed Amended and Restated 1996 Long-Term Incentive Plan."

Compensation of Directors

      Directors who are employees of the Company or the Bank do not receive any extra compensation for attendance at Board or Committee meetings of the Company or the Bank. The members of the Company's Board of Directors and Bank's Board of Directors are currently the same and directors do not receive separate compensation for serving on the Company's Board of Directors. During 1998, non-employee directors of the Bank received compensation for their service on the Bank's Board of Directors in the amount of $1,250 per each meeting attended. In addition, an annual retainer of $12,000 was paid to the Chairman of the Bank's Board and an annual retainer of $10,000 was paid to the Bank's other non-employee directors. Non-employee directors also received $500 for each Company Audit Committee and Compensation Committee meeting attended.

Executive Officer Employment Agreements

      The Bank has entered into an Employment Agreement with Lawrence N. Smith dated January 1, 1999, pursuant to which Mr. Smith serves as the President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank ("Smith Employment Agreement"). The initial term of the Smith Employment Agreement is 5 years. Under the terms of the Smith Employment Agreement, Mr. Smith's initial annual base salary was required to be at least $262,500. Mr. Smith's current annual salary under the Smith Employment Agreement is $262,500. On an ongoing basis, the Bank's Board of Directors will determine Mr. Smith's annual salary in a manner commensurate with his position and performance. Mr. Smith is also eligible to participate in benefit, disability and retirement plans and in bonus programs as determined by the Company's and Bank's Board of Directors from time to time.

      If the Bank terminates Mr. Smith's employment "without cause", the Bank is required to pay Mr. Smith his regular base salary for the lesser of (i) the remainder of the initial five year term or (ii) a three year period following termination; provided, however, that no such payments would be payable after the date Mr. Smith violated the non-competition covenants set forth in the Smith Employment Agreement. Upon a "change of control" of the Company in which Mr. Smith is not given reasonably equivalent duties, responsibilities and compensation, Mr. Smith's employment with the Bank may be terminated or he may resign and in either case Mr. Smith will be entitled to receive a one time payment of 2.99 times the average of his regular base salary for the three year period prior to the change of control (or, if he has been employed less than three years at the time of the change of control, a one time payment of 2.99 times his regular base salary then in effect.)

      In addition to the Smith Employment Agreement, the Bank has entered into an Employment Agreement with T.A. Grell, Jr. dated January 1, 1999 ("Grell Employment Agreement"), pursuant to which Mr. Grell serves as President of the Bank. The Grell Employment Agreement has substantially the same terms as the Smith Employment Agreement, except that Mr. Grell's initial annual base salary is $200,000.

      The Bank has also entered into written employment agreements with its other executive officers, including Eleanor J. Whitehurst, who serves as the Company's Chief Financial Officer. These employment agreements are substantially similar to the Grell Employment Agreement, except that (i) initial annual base salaries differ from employee to employee and (ii) severance payments upon termination of employment without cause generally would be made for the lesser of the remainder of the initial term of the agreements or eighteen months following termination of employment. In addition, the employment agreements of the Bank's retail mortgage division executive officers (i) have an initial term of two years, (ii) provide for severance payments upon termination without cause for only the remainder of the term of the agreements and (iii) provide for change of control payments of two times base salary.

Compensation Committee Interlocks and Insider Participation

      No member of the Company's Compensation Committee was an officer or employee of the Company during 1998. During 1998, Lawrence Smith served on the Compensation Committee of Heilig-Meyers Company, a public company, but no directors, officers or other employees of Heilig-Meyers other than Mr. Smith served (or currently serve) on the Company's or the Bank's Boards of Directors or any committees thereof. In addition, during 1998 John Bernhardt served on the Compensation Committee of Dominion Resources, Inc., also a public company, but no directors, officers or other employees of Dominion Resources other than Mr. Bernhardt served (or currently serve) on the Company's or the Bank's Boards of Directors or any committees thereof. During 1998, no executive officer of the Company other than Mr. Smith served as a member of the Compensation Committee of another entity, nor did any executive officer of the Company serve as a director of another entity, one of whose executive officers served on the Company's Compensation Committee. Three members of the Compensation Committee, Alfred Abiouness, Russell Kirk and Elizabeth Twohy, have outstanding loans with the Bank. Each of these loans was made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. See " - Certain Relationships and Related Transactions" below.

Compensation Committee Report Concerning Compensation of Certain Executive Officers

      This report describes the Company's executive officer compensation strategy, the components of the compensation program and the manner in which the 1998 compensation determinations were made for the Company's President and Chief Executive Officer, Lawrence N. Smith, and the Company's and Bank's other executive officers (collectively "Executive Officers").

      In addition to the information set forth above under "Executive Compensation," the Compensation Committee is required to provide shareholders a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting the Company's Executive Officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Company's Board of Directors, has prepared the following report for inclusion in this Proxy Statement. None of the members of the Compensation Committee are executive officers or employees of the Company.

Compensation Philosophy

      The compensation of the Company's Executive Officers is designed to attract, retain, motivate and reward qualified, dedicated executives, and to directly link compensation with (i) the Executive Officer's previous and anticipated performance, (ii) the contributions and responsibilities of the Executive Officer to the Company and (iii) the Company's profitability. None of these three factors is given more relative consideration than any other. The principal components of an Executive Officer's compensation package in 1998 were
(i) a base salary at a stated annual rate, together with certain other benefits as may be provided from time to time and (ii) discretionary cash bonuses. See "
- Bonus Program" below. In addition, stock option awards have been made in the past to the Company's Executive Officers pursuant to the Company's 1996 Long-Term Incentive Plan. The Compensation Committee did not make any stock option awards in 1998.

Employment Agreements

      The Company and the Bank have entered into Employment Agreements with certain Executive Officers. The Compensation Committee believes that written employment agreements are necessary to attract and retain a quality management team and are consistent with the Company's compensation philosophy. To strengthen the Company's and Bank's ability to retain quality management, numerous written employment agreements were entered into between the Bank and certain Executive Officers effective January 1, 1999. The principal terms of these employment agreements are described under "- Executive Officer Employment Agreements" above.

Bonus Program

      The Bank has historically awarded annual cash bonuses to Executive Officers based upon individual performance and financial performance of the Company and Bank. The Compensation Committee expects that such bonuses will continue to be awarded in the future.

1996 Long-Term Incentive Plan

      The  Board  and  the  Compensation  Committee  strive  to  compensate  key employees of the Company and the Bank in a manner that aligns closely the interests of such key employees with the interests of the Company's shareholders. In furtherance of this goal, the Board adopted the 1996 Long Term Incentive Plan ("Incentive Plan"), which was approved by shareholders. The purpose of the Incentive Plan is to support the business goals of the Company and to attract, retain and motivate management officials of high caliber by providing incentives that will, through the award of options to acquire the Company's Common Stock, associate more closely the interests of Executive Officers and key employees of the Company and the Bank with the interests of the Company's shareholders.

      The Compensation Committee did not grant any stock options pursuant to the Incentive Plan in 1998, in part because only a limited number of shares remain available for option awards to key employees. At the Annual Meeting, shareholders will be asked to approve an Amended and Restated Incentive Plan that would, among other amendments, increase the number of shares of Company Common Stock available for awards of stock options to employees and directors. See "Proposal 2. Proposed Amended and Restated 1996 Long-Term Incentive Plan."

Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes

      Section 162(m) of the Internal Revenue Code ("162(m)") precludes the Company from taking a deduction for compensation in excess of $1 million for the Chief Executive Officer or certain of its other highest paid officers. Certain performance based compensation, however, is specifically exempt from the deduction limit. The Compensation Committee does not believe that 162(m) will impact the Company in 1999 because it is not anticipated that compensation in excess of $1 million will be paid to any employee of the Company.

                              o Alfred E. Abiouness
                              o John B. Bernhardt
                              o Thomas W. Hunt
                              o Louis R. Jones
                              o A. Russell Kirk
                              o Elizabeth A. Twohy

      THE PRECEDING "COMPENSATION COMMITTEE REPORT CONCERNING COMPENSATION OF CERTAIN EXECUTIVE OFFICERS," AND THE STOCK PERFORMANCE GRAPH BELOW, SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR INCORPORATED BY REFERENCE IN ANY DOCUMENTS SO FILED.

Company Stock Price Performance

      The following graph shows a comparison of cumulative total shareholder returns for (i) the Company, (ii) the S & P 500 Stock Index, and (iii) the SNL Southeast Bank Index for the period beginning April 21, 1994 and ending December 31, 1998. Prior to April 21, 1994, there was no public market for the Common Stock. The trading history of the Company's Common Stock set forth below for periods prior to the implementation of the Plan of Reorganization reflects performance of the Bank's Common Stock on NASDAQ. Effective July 23, 1998, the Company's Common Stock began trading on the American Stock Exchange ("AMEX") instead of the NASDAQ National Market System. The total shareholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the S & P 500 Stock Index, and the SNL Southeast Bank Index, including reinvestment of dividends.

           Comparison of Cumulative Total Return Among The Company,
                            S & P 500 Stock Index,
                         and SNL Southeast Bank Index













                                                 Return   Return  Return    Return    Return
                                     April 21,  December December December December  December
                                       1994       1994     1995    1996      1997      1998
---Resource Bankshares Corporation     100.00     123.18   131.50  285.69   678.33   650.03
---S & P 500 Stock Index               100.00     104.52   143.80  176.67   235.63   302.96
---SNL Southeast Bank Index            100.00      95.52   143.27  196.66   298.13   317.38


Certain Relationships and Related Transactions

      The directors and executive officers of the Company and the Bank, and their family members and certain business organizations and individuals associated with each of them, have been customers of the Bank, have had normal banking transactions, including loans, with the Bank, and are expected to continue to do so in the future. As of December 31, 1998, the Bank had aggregate direct and indirect loans to the directors and executive officers of the Company and the Bank totaling approximately $1.84 million, which represented approximately 10.4% of the Company's shareholders' equity as of that date. Each of these transactions was made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who beneficially own more than 10% of a registered class of equity securities of the Company to file initial reports of ownership (Forms 3) and reports of changes in beneficial ownership (Forms 4 and 5) with the Securities and Exchange Commission ("SEC") and AMEX. Such persons are also required under the rules and regulations promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all reporting requirements under Section 16(a) for 1998 were met in a timely manner by its directors, officers and greater than 10% beneficial owners, except that two separate purchases of Common Stock by Mr. Kirk in March and August of 1998 were not reported until February 1999 on a Form 5.

                  PROPOSAL 2. PROPOSED AMENDED AND RESTATED
                        1996 LONG-TERM INCENTIVE PLAN

      The Company's shareholders are being asked to approve the Company's Amended and Restated 1996 Long-Term Incentive Plan ("Incentive Plan"). If approved, the terms of the amended Incentive Plan would differ from the current terms of such Plan in several important respects. First, the amended Incentive Plan would increase the aggregate shares of the Company's Common Stock available for award of employee stock options and director stock options by 150,000 shares. The amended Incentive Plan would also modify the "change of control" definition and related provisions in the Plan in a manner that would broaden the circumstances under which option exercises could be accelerated. The Company's Board of Directors has also approved certain additional amendments to the Incentive Plan. Certain of these amendments generally eliminate or clarify provisions of the Incentive Plan that were based on SEC regulations in effect when the Incentive Plan was adopted, but that have since been repealed or modified by the SEC. Additional amendments are described in the summary below.

      Shareholders are being asked to approve the Amended and Restated Incentive Plan in its entirety. A copy of the Incentive Plan, as proposed to be amended, is attached to this Proxy Statement as Exhibit A. The following description is a summary of the key features of the Incentive Plan.

Purpose and Eligible Participants

      The Incentive Plan was initially implemented by the Bank in 1996 and was adopted as the Company's plan when the Plan of Reorganization became effective. The purpose of the Incentive Plan is to promote the interests of the Company and its shareholders by enabling the Company and its subsidiaries to attract and retain qualified directors ("Company Directors") and key employees ("Key Employees") (Company Directors and Key Employees collectively "participants"). The Company believes that making awards under the Incentive Plan in the form of stock options will further these objectives by providing participants with a proprietary interest in the growth, performance and long term success of the Company.

Shares Available

      When the Incentive Plan was initially adopted in 1996, 100,000 shares of Common Stock were reserved for option awards to Key Employees and 67,500 shares were reserved for option awards to directors. The Incentive Plan was subsequently amended in 1997 to provide that 160,000 shares of Common Stock would be available for awards of stock options to Key Employees and 87,500 shares of Common Stock would be available for awards of stock options to directors. As a result of prior option awards, however, there are currently only 1,572 shares of Common Stock available for option awards to Key Employees and 5,000 shares available for option awards to Company Directors. As amended, the Incentive Plan would make available an additional 150,000 shares of Common Stock for awards of options to Key Employees and Company Directors. Under the terms of the amended Incentive Plan, the Board would retain the discretion to allocate these additional shares among option awards to Key Employees and Company Directors.

      In the event of a change in the outstanding shares of the Company's Common Stock by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or if some other increase or decrease in the Common Stock occurs without the Company receiving consideration, the number of shares subject to the Incentive Plan and the number of shares underlying previous awards may be adjusted appropriately.

      The Common Stock subject to the Incentive Plan will come from authorized but unissued shares. If any option award expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that option award will again be available for the granting of new option awards.

Administration of the Incentive Plan

      Option awards to Company Directors ("Company Director Stock Options") are administered by the Board. Under the original terms of the Incentive Plan, the terms and conditions of option awards to directors were set forth in the Incentive Plan and the Board had no meaningful discretion with respect to such options. These "formula awards" were designed to comply with SEC Rule 16b-3 as then in effect. Under current SEC Rule 16b-3, the Board may retain complete discretion with respect to Company Director Stock Options. As such, the Board now has the authority to construe and interpret the Incentive Plan with respect to any Company Director Stock Options, to construe and interpret any conditions or restrictions imposed on the Common Stock acquired pursuant to the exercise of Company Director Stock Options, and to establish, amend and revoke rules and regulations for the administration of Company Director Stock Options. The Board also has the authority to determine the amount, price and timing of any Company Director Stock Options granted under the Incentive Plan.

      Option awards to key Employees ("Employee Stock Options") are administered by the Board's Compensation Committee, which performs the functions of the incentive stock option committee contemplated by the Incentive Plan. The Compensation Committee determines (i) the Key Employees to whom Employee Stock Options will be granted, (ii) the time at which Employee Stock Options will be granted, (iii) the form and amount of Employee Stock Options, and (iv) the limitations, restrictions and conditions applicable to Employee Stock Options, as well as all other determinations necessary or advisable for the administration of Employee Stock Options. The Compensation Committee's determinations with respect to Employee Stock Options need not be uniform, whether or not particular Key Employees are similarly situated.

Forms and Provisions of Awards

      The Compensation Committee may grant awards under the Incentive Plan to Key Employees in the form of non-qualified stock options ("NQSOs") or incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code ("Code"). All option awards under the Incentive Plan to Company Directors are in the form of NQSOs.

      Exercise Price

      Under the terms of the Incentive Plan, the exercise price ("Exercise Price") under each stock option is 100% of the "fair market value" ("Fair Market Value") of the Common Stock covered by the award on the date of grant; provided, however, that the Code requires that the Exercise Price equal 110% of Fair Market Value for any ISOs granted to individuals who own more than 10% of the Company's Common Stock. Under the terms of the Incentive Plan, Fair Market Value equals the closing price of the Common Stock on AMEX on the date that an option is awarded. As amended, the Incentive Plan would generally allow participants to pay the Exercise Price with cash or Company Common Stock and to effectuate "cashless exercises" of options.

      Vesting

      The Incentive Plan originally provided that all stock options granted under the Plan would become exercisable once the average price of a share of Common Stock on any national exchange or over the counter automated quotation system on which the Common Stock is actively traded was at least $12.50 for 30 consecutive trading days. This condition has been satisfied. Under the amended Incentive Plan, the Compensation Committee (or the Board in the case of Company Director Stock Options) would retain discretion to determine vesting schedules for options.

      Expiration and Termination

      No option granted under the Incentive Plan may be exercised more than ten years after its date of grant (or five years in the case of ISOs held by owners of more than 10% of the Common Stock). If an optionee's service as a Company Director terminates for "cause" (as such term is defined in the Incentive Plan), the options granted to such optionee will immediately terminate and no rights thereunder may be exercised. If any optionee's service as a Company Director terminates for any reason other than cause (including death), the Company Director (or any guardian, legal representative, heir or successor of the Company Director) may exercise any option that was exercisable at the time of termination of service in accordance with such option's terms.

      Employee Stock Options expire on the date that the employment of a Key Employee with the Company or any of the Company's subsidiaries terminates for any reason other than death or disability; provided, however, that the Compensation Committee in its sole discretion may by written notice to an ex-employee permit the ex-employee to exercise Employee Stock Options for a period of up to three months after termination of employment. In the event of a Key Employee's death or disability (as defined in the Code), Employee Stock Options expire on the first to occur of the expiration date set forth in any award agreement evidencing such options or the first anniversary of termination of employment.

      Under the terms of the Incentive Plan, during a participant's lifetime, only the participant may exercise an option award. After a participant's death, his personal representative or any other person authorized under a will or under the law of descent and distribution may exercise any then exercisable portion of an option award for the periods described above.

Change in Control

      Under the former terms of the Incentive Plan, upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company was not the surviving corporation, each option granted pursuant to the Incentive Plan would have expired as of the effective date of such transaction; provided, however, that each participant would have been given 30 days' prior written notice of such an event. During this notice period, a participant would have had the right to exercise any unexercised option granted under the Incentive Plan and each option would have been exercisable prior to the effective date of the transaction.

      The amended Incentive Plan contains "change of control" provisions that differ from the above provisions in several important respects. First, upon a "change of control" (as defined below), all options awarded under the Incentive Plan would become fully exercisable, unless otherwise determined by the Board at or after the option grant but prior to the occurrence of such change of control. A "change of control" for this purpose means the occurrence of any one or more of the following events: (i) a person, entity or group (other than the Company, any Company subsidiary, any Company benefit plan or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 50% of the undiluted total voting power of the Company's then outstanding securities eligible to vote to elect members of the Board of Directors, (ii) the individuals (A) who, as of April 1, 1999, constitute the Board of Directors of the Company (the "Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election) cease for any reason to constitute a majority of the members of the Board, (iii) consummation of a merger or consolidation of the Company into any other entity unless the holders of the Company's Common Stock outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the outstanding voting securities of either the Company or the other surviving entity or its parent, or (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the Company's sale or disposition of all or substantially all of the Company's assets and such liquidation, dissolution, sale, or disposition is consummated.

      In addition, upon a "substantial corporate change" (as defined below), the Incentive Plan and any unexercised options will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding options or the substitution for such options of any options covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the options previously awarded under the Incentive Plan will continue in the manner and under the terms so provided (any such assumption, continuation or substitution a "Substitute Award"). If an option awarded under the Incentive Plan would terminate because such option is not replaced with a Substitute Award, participants will be given notice at least thirty days prior to the occurrence of the transaction constituting the Substantial Corporate Change. During this thirty day notice period, participants will have the right to exercise any unexercised portion of an option awarded under the Incentive Plan that by its terms is exercisable. In addition, if an option awarded under the Incentive Plan would terminate because the option is not replaced with a Substitute Award, all unexercisable options awarded under the Incentive Plan will accelerate and become immediately exercisable during this thirty day notice period.

      A substantial corporate change means the (i) dissolution or liquidation of the Company, (ii) merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,
(iii) the sale of substantially all of the assets of the Company to another corporation, or (iv) any transaction (including a merger or reorganization in which the Company survives) approved by the Company's Board that results in any person or entity (other than any affiliate of the Company as defined under federal securities laws) owning 100% of the combined voting power of all classes of stock of the Company.

Term of Incentive Plan; Amendments; Termination

      The Incentive Plan was initially approved by the Board on July 2, 1996. Under the terms of the Incentive Plan, no options can be granted pursuant to the Incentive Plan after July 1, 2006. In all events, the Incentive Plan will remain in effect until all awards under the Incentive Plan have been satisfied. The Compensation Committee (or the Board in the case of Company Director Stock Options) may amend, suspend or terminate the Incentive Plan at any time, without the consent of the participants or their beneficiaries, provided that no such amendment will deprive any participant or beneficiary of any previously declared award. Except as required by law or the terms of the Incentive Plan, the Board and Compensation Committee may not, without the participant's or beneficiary's consent, modify the terms and conditions of an option award so as to adversely affect the participant, and no amendment, suspension or termination of the Incentive Plan will, without the participant's or beneficiary's consent, terminate or adversely affect any right or obligation under any outstanding option awards.

      In addition, the Incentive Plan specifically provides that the Compensation Committee (or the Board in the case of Company Director Stock Options) may not without the approval of the shareholders of the Company (i) materially increase the total number of shares of Common Stock available for grant under the Incentive Plan, (ii) materially modify the class of eligible individuals under the Incentive Plan, or (iii) materially increase the benefits to any participant who is subject to Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"). The original terms of the Incentive Plan also provided that, with respect to Company Director Stock Options, provisions of the Plan governing specific awards of Company Director Stock Options and other related matters could not be amended more than once every six months. This six month limitation was designed to comply with SEC Rule 16b-3 as in effect at the time the Incentive Plan was adopted. Because Rule 16b-3 as now in effect does not impose this six month limitation with respect to amendments of the Incentive Plan, the Incentive Plan as amended does not contain any such limitations.

Federal Income Tax Consequences

      Grants of Options. The grant of an ISO or NQSO does not result in income for the grantee or in a deduction for the Company.

      Exercise of Options. The exercise of an NQSO results in ordinary income for the participant and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise.

      The exercise of an ISO does not result in income for the participant or a deduction for the Company. However, the excess of the fair market value on the exercise date over the option price of the shares is an "item of adjustment" for alternative minimum tax purposes. When a participant sells shares acquired by exercise of an ISO, the participant's gain (the excess of sales proceeds over option price) upon the sale will be taxed as capital gain, provided the participant (i) exercises the option while an employee of the Company or a subsidiary or within three months after termination of such employment for reason other than death or disability and (ii) the sale is not within two years after the date of grant nor within one year after the transfer of shares upon exercise. If exercise is after such three month period, or the subsequent sales before the expiration of either the two year or the one year holding period, a participant generally will realize ordinary income in the year of exercise or the disqualifying sale.

      Subsequent Sales. A sale of shares of the Company's Common Stock more than one year after their receipt will result in long-term gain or loss to the holder.

Summary of Benefits Previously Awarded under the Incentive Plan

      Since the Incentive Plan was implemented in 1996, the director-nominees, executive officers and employees of the Company have received awards of options under the Incentive Plan in the following amounts:

                                                  Aggregate Number of
                        Name                        Options Awarded
                        ----                        ---------------

      Alfred E. Abiouness                                13,500
      John B. Bernhardt                                  13,500
      Thomas W. Hunt                                     15,000
      Louis R. Jones                                     13,500
      A. Russell Kirk                                    13,500
      Lawrence N. Smith                                  21,600
      Elizabeth A. Twohy                                 13,500

      Current Executive Officers as a Group              36,000

      Non-employee Directors as a Group                  82,500

      All director-nominees as a group                  104,100

      All employees as a group                          158,428

      The Board believes that stock options are a competitive necessity to attract and retain key employees and directors with the skill, intelligence, education and experience on whose success the Company is dependent. The Company believes that stock options are appropriate and effective methods to compensate key employees and directors because they foster proprietary identification with the Company and encourage them to exert maximum efforts for its success.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 1996 LONG-TERM INCENTIVE PLAN.

             PROPOSAL 3. RATIFICATION OF APPOINTMENT OF AUDITORS

      The Board of Directors has selected and approved Goodman & Company, L.L.P. ("Goodman & Company") as the firm of independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1999, and the Board of Directors desires that such appointment be ratified by the Company's shareholders. Goodman & Company audited the Company's financial statements for the fiscal year ended December 31, 1998 and audited the Bank's financial statements from 1992 through 1997. A representative of Goodman & Company will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

OTHER MATTERS

      The Board of Directors does not know of any matters that will be presented for action at the Annual Meeting other than those described above or matters incident to the conduct of the Annual Meeting. If, however, any other matters not presently known to management should come before the Annual Meeting, it is intended that the shares represented by the Proxy will be voted on such matters in accordance with the discretion of the holders of such Proxy.

SUBMISSION OF PROPOSALS AND OTHER MATTERS RELATED TO 2000 ANNUAL MEETING

      The next Annual Meeting of Shareholders will be held on or about May 22, 2000. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company's proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than December 24, 1999. The deadline for shareholders to notify the Company of non-Rule 14a-8 matters that may be raised for consideration at the next Annual Meeting is March 9, 2000. All such proposals and notifications should be sent to Lawrence N. Smith, President and Chief Executive Officer, at 3720 Virginia Beach Boulevard, Virginia Beach, Virginia 23452.

      Under the terms of the Company's amended bylaws, March 9, 2000 is also the deadline for shareholders to notify the Company of an intention to nominate candidates for directors at the next Annual Meeting of Shareholders. Such nominations must comply with the notice provisions recently adopted by the Board of Directors and included in the Company's bylaws. These notice provisions require that nominations by shareholders of director candidates set forth the following information: (1) as to each individual nominated (i) the name, date of birth, business address and residence address of such individual, (ii) the business experience during the past five years of such nominee, (iii) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock or other equity interest of any corporation or other entity, (iv) any directorships held by such nominee in any company with a class of securities registered under the Exchange Act, (v) whether in the last five years such nominee has been convicted in a criminal proceeding or been subject to certain other legal proceedings, including bankruptcies, and (vi) such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the Exchange Act had the nominee been nominated by the Board of Directors; and (2) as to the person submitting the nomination notice and any person acting in concert with such person, (i) the name and business address of such person, (ii) the name and address of such person as they appear on the Company's books, (iii) the class and number of shares of the Company that are beneficially owned by such person,
(iv) a representation that the shareholder (A) is a holder of record of Common Stock of the Company entitled to vote at the meeting at which directors will be elected and (B) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (v) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the shareholder. Generally, nominations are required to be delivered to the Company not later than 45 days before the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders. The Company's bylaws state that a copy of any provision added to the bylaws must be included with the Company's next notice of a shareholders meeting if such provision regulates elections of directors. In compliance with this bylaw requirement, a copy of the recently adopted bylaw provision that sets forth the director nomination procedures described above is attached to this Proxy Statement as Exhibit B.

GENERAL

      The Company's 1998 Annual Report to Shareholders accompanies this Proxy Statement. The 1998 Annual Report to Shareholders does not form any part of the material for the solicitation of proxies. Upon written request, the Company will provide shareholders with a copy of its Annual Report on Form 10-K for the year ended December 31, 1998 (the "Form 10-K"), as filed with the SEC, without charge. Please direct written requests for a copy of the Form 10-K to: Lu Ann Klevecz, Assistant Vice President-Corporate Communications, Resource Bank, 3720 Virginia Beach Boulevard, Virginia Beach, Virginia 23452.

            PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY

                      By Order of the Board of Directors


                                April 23, 1999

                                  EXHIBIT A



                             AMENDED AND RESTATED
                        1996 LONG-TERM INCENTIVE PLAN


     1. General.

        1.1 Purpose. The purpose of the 1996 Long-Term Incentive Plan (the "Plan") is to enable Resource Bankshares Corporation, a Virginia corporation (the "Company"), and its subsidiaries to attract and retain qualified corporate directors ("Company Directors") and key employees ("Key Employees"), and increase the proprietary interest of such Company Directors and Key Employees in the Company in order to provide them with additional motivation to continue serving the Company and to further its profitable growth. The awards granted under the Plan will consist of incentive stock options available to certain Key Employees ("Incentive Stock Options"), and stock options available to Company Directors ("Company Director Stock Options").

        1.2 Incentive Stock Options. The purpose of Incentive Stock Options granted under the Plan is (i) to give certain Key Employees of the Company and its subsidiaries an opportunity to acquire shares of the common stock of the Company ("Common Stock"), (ii) to provide an incentive for Key Employees to continue to promote the best interests of the Company and enhance its long-term performance, and (iii) to provide an incentive for Key Employees to join or remain with the Company and its subsidiaries. The Company intends that the Incentive Stock Options will qualify as "incentive stock options" for the purposes of Section 422 of the Internal Revenue Code, as amended (the "Code"); provided, however, that the Company may issue some options that do not qualify under Section 422 of the Code. The Company intends that awards of Incentive Stock Options will constitute exempt transactions pursuant to Rule 16b-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Act").

        1.3 Company Director Stock Options. The purpose of Company Director Stock Options granted under the Plan is to provide a means by which the Company Directors may be given an opportunity to acquire shares of Common Stock, so that the Company may secure and retain the services of persons best qualified to serve as directors of the Company and so that the Company may provide incentives for such persons to exert maximum efforts for the success of the Company. The Company does not intend that the Company Director Stock Options will qualify as "incentive stock options" for the purposes of Section 422 of the Code. Accordingly, the Company Director Stock Options will be subject to taxation under Section 83 of the Code. The Company intends that the Company Director Stock Options granted prior to November 1, 1996, will constitute a formula award plan as described in Rule 16b-3(c)(2)(ii) promulgated by the Commission under the Act in effect on the date of grant. The Company intends that grants of Company Director Stock Options after November 1, 1996 will constitute exempt transactions pursuant to Rule 16b-3 in effect on the date of grant.

   2.   Administration.

        2.1  Incentive Stock Options.

             (a) Incentive Stock Option Committee. Incentive Stock Options shall be administered by an incentive stock option committee (the "Committee") appointed by the Board and composed of not less than two. Unless otherwise designated by the Board, the Compensation Committee of the Board shall serve as the Committee under the Plan. No members of the Board who are employees of the Company and who are eligible to receive Incentive Stock Options shall be eligible for appointment to the Committee. After November 1, 1996, each member of the Committee shall be a "Non-Employee Director" as that term is defined in Rule 16b-3(d) under the Act.

             (b) Powers of the Committee. Within the limits of the express provisions of the Plan, the Committee shall determine: (i) the Key Employees to whom Incentive Stock Options hereunder shall be granted, (ii) the time or times at which such Incentive Stock Options shall be granted, (iii) the form and amount of the Incentive Stock Options and (iv) the limitations, restrictions and conditions applicable to any such Incentive Stock Options. In making such determinations, the Committee may take into account the nature of the services rendered by such Key Employees, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

             (c) Interpretations. Subject to the express provisions of the Plan, the Committee may prescribe, amend and rescind rules and regulations relating to Incentive Stock Options, determine the terms and provisions of the Incentive Stock Options and make all other determinations it deems necessary or advisable for the administration of the Incentive Stock Options.

             (d) Determinations. The determinations of the Committee on all matters regarding the Incentive Stock Options shall be conclusive. A member of the Committee shall only be liable for any action taken or determination made in bad faith.

             (e) Nonuniform Determinations. The Committee's determinations with respect to Incentive Stock Options, including without limitation, determinations as to the Key Employees to receive Incentive Stock Options, the terms and provisions of such Incentive Stock Options and the agreements evidencing the same, need not be uniform and may be made by it selectively among the Key Employees who receive or are eligible to receive Incentive Stock Options, whether or not such Key Employees are similarly situated.

        2.2  Company Director Stock Options.

             (a) Administration by Board. The Company Director Stock Options shall be administered by the Board of Directors of the Company (the "Board"). Prior to November 1, 1996, the Board had no authority, discretion or power to select the individuals who were eligible to receive the Company Director Stock Options under the Plan, nor did it have any discretion to determine the amount, price or timing of any Company Director Stock Option granted hereunder, as the specific grants were set forth in the Plan. With respect to grants made after November 1, 1996, the Board shall have authority to select the individuals who are or will be eligible to receive the Company Director Stock Options under the Plan. The Board shall determine the amount, price and timing of any Company Director Stock Options granted or to be granted hereunder, and shall administer the Company Director Stock Options pursuant to the terms of the Plan.

             (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (i) to determine the Company Directors to receive Company Director Stock Options, and set the amounts, place, timing, and terms of any Company Director Stock Options granted hereunder;

               (ii) to construe and interpret the Plan with respect to any Company Director Stock Options, to construe and interpret any conditions or restrictions imposed on the Common Stock acquired pursuant to the exercise of Company Director Stock Options, to define the terms used herein (to the extent not already defined) and to establish, amend, and revoke rules and regulations for administration of the Company Director Stock Options. The Board, in the exercise of this power, may correct any defect, omission, or inconsistency in the Company Director Stock Options in a manner and to the extent it shall deem necessary or expedient to make the Company Director Stock Options fully effective;

               (iii) to amend, modify, suspend, or terminate the Company Director Stock Options in accordance with Section 13; and

               (iv) generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company in connection with the Company Director Stock Options.

   3.   Maximum Limitations; Option Shares.

        3.1 Maximum Limitations with Respect to Incentive Stock Options. The aggregate number of shares of Common Stock for which Incentive Stock Options may be granted under the Plan is 160,000, subject to Section 3.3 below and subject to adjustment pursuant to Section 8. If, prior to the end of the period during which Incentive Stock Options may be granted under the Plan, any Incentive Stock Option expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares subject to such Incentive Stock Option, or the unexercised, terminated, surrendered or canceled portion thereof, shall be added to the remaining number of shares of Common Stock available for issuance pursuant to exercise of Incentive Stock Options under the Plan, including a grant to a former holder of such Incentive Stock Option, upon such terms and conditions as the Committee shall determine, which terms may be more or less favorable than those applicable to the holder of such former Incentive Stock Option.

        3.2 Maximum Limitations with Respect to Company Director Stock Options. The aggregate number of shares of Common Stock for which Company Director Stock Options may be granted under the Plan is 87,500, subject to Section 3.3 below and subject to adjustment pursuant to Section 8. If, prior to the end of the period during which Company Director Stock Options may be granted under the Plan, any Company Director Stock Option expires unexercised or is terminated, surrendered or cancelled without being exercised, in whole or in part, for any reason, the number of shares subject to such Company Director Stock Option, or the unexercised, terminated, surrendered or cancelled portion thereof, shall be added to the remaining number of shares of Common Stock available for issuance pursuant to exercise of Company Director Stock Options under the Plan, including a grant to a former holder of such Company Director Stock Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to the holder of such former Company Director Stock Option.

        3.3 Additional Shares. In addition to the shares of Common Stock specifically available for awards of Incentive Stock Options and Company Director Stock Options as described above, an additional 150,000 shares of Common Stock shall be available for awards of options pursuant to this Plan (such shares the "Additional Shares"). Awards of options with respect to the Additional Shares shall be allocated between Incentive Stock Options and Company Director Options in such proportions as the Board shall determine in its sole and absolute discretion (it being understood that, for purposes of the Code, the maximum shares available for awards of Incentive Stock Options under this Plan shall be 310,000, which equals the sum of the shares authorized under Section
3.1 and the Additional Shares).


        3.4 Option Shares. Shares of Common Stock issued pursuant to the Plan shall be authorized but unissued shares.

   4.   Incentive Stock Options.

        4.1  Taxation of Incentive  Stock Options;  Nonqualified  Stock Options.
The Company intends that Incentive Stock Options granted under the Plan shall constitute "incentive stock options" within the meaning of, and be taxed under,
Section 422 of the Code. However, the Committee may in its discretion choose to issue "nonqualified options" to Key Employees, within the aggregate number of shares of Common Stock available under the Plan, which violate one or more of the requirements of this Section 4 ("Nonqualified Options"), (i) as long as the Key Employees to whom such Nonqualified Options are granted are advised that such options will be taxable under Section 83 of the Code, rather than Section 422, and (ii) as long as Nonqualified Options are not issued in tandem with Incentive Stock Options as described in Internal Revenue Service Treas. Reg. ss. 14a.422A-1 (Q&A-39).

        4.2 Provisions Applicable to Incentive Stock Options. Incentive Stock Options granted under the Plan for the purchase of shares of Common Stock shall be in such form and upon such conditions as the Committee shall from time to time determine, subject to the following:

               (a) Option Price. The option price for each share of Common Stock issuable under each Incentive Stock Option shall be at least 100% of the fair market value of the Common Stock (as defined in Section 16.7 herein) subject to such Incentive Stock Option on the date of grant.

               (b) Condition Precedent to Exercise; Duration. Each Option Agreement (as defined in Section 6) pursuant to which Incentive Stock Options are granted shall state the period or periods of time within which the Incentive Stock Options may be exercised by the Key Employee, in whole or in part, which shall be such period or periods of time as may be determined by the Committee. Notwithstanding the foregoing, except as otherwise set forth in Section 4.2(d) below, no Incentive Stock Option shall be exercisable after the date ten (10) years from the date such Incentive Stock Option is granted.

               (c) Limitation on Amounts. The aggregate fair market value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year shall not exceed $100,000. This limitation (i) does not limit the right to exercise Incentive Stock Options cumulatively in excess of $100,000 once the $100,000 limitation has been met, and (ii) does not apply to any Nonqualified Options granted by the Committee, if any.

               (d) Ten percent Shareholder. Notwithstanding any other provision contained in the Plan, if, at the time an Incentive Stock Option is granted, a Key Employee "owns" (as defined in Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price for such Incentive Stock Option shall be at least 110% of the fair market value of the Common Stock (as defined in Section 16.7 herein) subject to such Incentive Stock Option on the date of grant and such Incentive Stock Option shall not be exercisable after the date five years from the date such Incentive Stock Option is granted.

   5.   Company Director Stock Options

        5.1 Taxation of Company Director Stock Options. The Company does not intend that Company Director Stock Options granted under the Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Code. Accordingly, the Company Director Stock Options shall be subject to taxation under Section 83 of the Code.

        5.2 Option Grant; Number of Shares. The Board of Directors may issue Company Director Stock Options available for grant under the Plan to such Company Directors as the Board deems reasonable and appropriate.


        5.3 Option Price. The option price for each share of Common Stock issuable under each Company Director Stock Option shall be equal to 100% of the fair market value of the Common Stock (as defined in Section 16.7 herein) on the date the Company Director Stock Option is granted, but in no event can the exercise price be less than the per share book value.

        5.4 Condition Precedent to Exercise; Duration. Each Option Agreement (as defined in Section 6) pursuant to which Company Director Stock Options are granted shall state the period or periods of time within which the Company Director Stock Options may be exercised by the Company Directors, in whole or in part, which shall be such period or periods of time as may be determined by the Board. Notwithstanding the foregoing, no Company Director Stock Option shall be exercisable after the date ten (10) years from the date such Company Director Stock Option is granted.

   6. Option Agreement. Incentive Stock Options and Company Director Stock Options (sometimes collectively referred to hereinafter as the "Options") shall be evidenced by such form of written option agreement (the "Option Agreement") between a Plan participant (a Plan participant who is granted an Option is sometimes hereinafter referred to as the "optionee") and the Company as the Committee (or the Board in the case of Company Director Stock Options) shall determine, provided that such Option Agreements are not inconsistent with the other provisions of the Plan, or in the case of Incentive Stock Options, with
Section 422 of the Code or the regulations thereunder.

   7. Transferability. No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised only by an optionee during his or her lifetime or, pursuant to Sections 11 and 12, by his or her estate or the person who acquires the right to exercise such Option upon his or her death by bequest or inheritance.

   8. Adjustment Provisions. The aggregate number of shares of Common Stock with respect to which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option, and the option price per share of each such Option, may all be appropriately adjusted as the Committee (or the Board in the case of Company Director Stock Options) may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company ("Change in Capitalization"). If, by reason of a Change in Capitalization, an optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the Common Stock subject to the Option prior to such Change in Capitalization. Any adjustment in the Common Stock subject to an outstanding Option shall be made only to the extent necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such Option. Adjustments under this Section 8 shall be made according to the sole discretion of the Committee (or the Board in the case of Company Director Stock Options), and its decisions shall be binding and conclusive.

   9.   Dissolution, Merger and Consolidation.

        9.1 Change of Control. Upon a Change of Control (as defined below), all Options will become fully exercisable. A Change of Control for this purpose means the occurrence of any one or more of the following events, unless otherwise determined by the Board at or after the grant of Options but prior to the occurrence of such Change of Control:

               (a) a person, entity, or group (other than the Company, any Company subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 50% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities");

               (b) the individuals (A) who, as of April 1, 1999, constitute the Board of Directors of the Company (the "Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election) cease for any reason to constitute a majority of the members of the Board;

               (c) consummation of a merger or consolidation of the Company into any other entity unless the holders of the Company Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or

               (d) the shareholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or (ii) an agreement for the Company's sale or disposition of all or substantially all the Company's assets, (i.e., 50% or more of the total assets of the Company) and such liquidation, dissolution, sale, or disposition is consummated.

        9.2 Substantial Corporate Change. Upon a Substantial Corporate Change (as defined below), the Plan and any unexercised Options will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Options, or the substitution for such Options of options covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Options will continue in the manner and under the terms so provided (any such assumption, continuation or substitution a "Substitute Award"). If an Option would terminate because the Option is not replaced with a Substitute Award, participants will be given notice at least 30 days prior to the occurrence of the transaction constituting the Substantial Corporate Change. During this 30 day notice period, participants will have the right to exercise any unexercised portion of an Option that by its terms is exercisable. In addition, if an Option would terminate because the Option is not replaced with a Substitute Award, all unexercisable Options will accelerate and become immediately exercisable during this 30 day notice period.

             A Substantial Corporate Change means the (i) dissolution or liquidation of the Company, (ii) merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation, (iii) the sale of substantially all of the assets of the Company to another corporation, or (iv) any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act of 1933) owning 100% of the combined voting power of all classes of stock of the Company.

  10.   Effective Date; Limitations on Grants of Options.

        10.1 Effective Date. The original Plan became effective on July 2, 1996 ("Effective Date"). This Amended and Restated Plan shall become effective on the date of its approval by the holders of a majority of the shares of Common Stock of the Company voting on such matter.

        10.2 Grants of Options. No Option shall be granted under the Plan more than ten (10) years after the Effective Date.

        10.3 Intentionally Omitted.

        10.4 Existing Options. The Plan and all Options that are actually granted under the Plan shall remain in effect and be subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the grants and the applicable Option Agreement.

  11. Termination of Service of Key Employee. Each Incentive Stock Option shall, unless sooner expired pursuant to Sections 11.1 or 11.2 below, expire on the first to occur of (i) the tenth (10th) anniversary of the date of grant thereof or (ii) the expiration date set forth in the applicable Option Agreement (the "Expiration Date").

        11.1 Termination other than for Death or Disability. Notwithstanding any provision in the Plan to the contrary, an Incentive Stock Option shall expire on the date that the employment of the Key Employee with the Company or any of its subsidiaries terminates for any reason other than death or disability; provided, however, that the Committee in its sole discretion may, by written notice given to an ex-employee, permit the ex-employee to exercise Incentive Stock Options during a period following his or her termination of employment, which period shall not exceed three months. In no event, however, may the Committee permit an ex-employee to exercise an Incentive Stock Option after the Expiration Date. If the Committee permits an ex-employee to exercise an Incentive Stock Option during a period following his or her termination of employment pursuant to this Section 11.1, such Incentive Stock Option shall, to the extent unexercised, expire on the date that such ex-employee violates (as determined by the Committee in its sole and absolute discretion) any covenant not to compete in effect between the Company or its subsidiaries and the ex-employee.

        11.2 Termination for Death or Disability. Notwithstanding any provision in the Plan to the contrary, if the employment of a Key Employee with the Company or any of its subsidiaries terminates by reason of the Key Employee's disability (as defined in Section 422(c)(9) of the Code and as determined by the Committee in its sole and absolute discretion) or death, his or her Incentive Stock Option shall expire on the first to occur of the Expiration Date or the first anniversary of such termination of employment.

        11.3 Terms of Incentive Stock Options Not Extended. Sections 11.1 and 11.2 shall not be construed to extend the term of any Incentive Stock Option or to permit anyone to exercise any Incentive Stock Option after the expiration of its term, nor shall it be construed to increase the number of shares of Common Stock as to which any Incentive Stock Option is exercisable from the amount exercisable on the date of termination of the Key Employee's service to the Company.

  12. Termination of Service of Company Director. Each Company Director Stock Option shall, unless sooner expired pursuant to Sections 12.1 or 12.2 below, expire on the first to occur of (i) the tenth (10th) anniversary of the date of grant thereof or (ii) the Expiration Date.

        12.1 Termination for Cause. If an optionee's service as a Company Director terminates for cause (as defined in Section 16.6 herein), the Company
Director Stock Options granted to the optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

        12.2 Termination Not for Cause. If an optionee's service as a Company Director terminates for any reason other than cause, the optionee (or any guardian, legal representative, heir or successor of the optionee) may exercise his Company Director Stock Options in accordance with their terms to the extent, and only to the extent, that such Company Director Stock Options or portions thereof were vested as of the date the optionee's service as a Company Director terminated, after which time the Company Director Stock Options that are not vested shall automatically terminate.

        12.3 Terms of Company Director Options Not Extended. Sections 12.1 and 12.2 shall not be construed to extend the term of any Company Director Stock Option or to permit anyone to exercise any Company Director Stock Option after the expiration of its term, nor shall it be construed to increase the number of shares of Common Stock as to which any Company Director Stock Option is exercisable from the amount exercisable on the date of termination of the optionee's service to the Company.

  13. Termination and Amendment of the Plan. The Committee (or the Board in the case of Company Director Stock Options) may from time to time amend, modify, terminate or suspend the Plan; provided, however, that:

        13.1 Except as provided in Sections 8 and 9, no such amendment, modification, suspension, or termination shall impair or adversely alter any Options or rights theretofore granted under the Plan, except with the consent of the optionee, nor shall any amendment, modification, suspension, or termination deprive any optionee of any Common Stock which he may have acquired through or as a result of the Plan;

        13.2 No amendment to the Plan shall be effective unless approved by the shareholders of the Company in accordance with applicable law and the regulations of any automated quotation system or national stock exchange on which the Common Stock is listed or trades (if shareholder approval is so required under such law or regulations). In addition, the Committee (or the Board in the case of Company Director Stock Options) may not without the approval of the shareholders of the Company:

                  (i) materially increase the total number of shares of Common Stock available for grant under the Plan;

                  (ii) materially modify the class of eligible individuals under the Plan; or

                  (iii) materially increase the benefits to any Plan participant who is subject to the restrictions of Section 16 of the Act.

  14. Non-Exclusivity of the Plan. Nothing contained in the Plan prohibits a Company Director from being appointed as an officer or employee of the Company at any time, nor does anything contained in the Plan specifically require a Company Director to surrender or forfeit a Company Director Stock Option solely because he accepts an appointment as an officer or employee of the Company at any time after being granted a Company Director Stock Option hereunder.

  15.   Limitation of Liability. Nothing in the Plan shall be construed to:

        15.1 give any Key Employee or Company Director any right to be granted an Option other than as specifically provided by the Plan;

        15.2 give any Key Employee or Company Director any rights whatsoever with respect to Common Stock except as specifically provided in the Plan;

        15.3 limit in any way the right of the Company to terminate the service of any Company Director as a member of the Board pursuant to the Company's bylaws and articles of incorporation;

        15.4 be evidence of any agreement or understanding, express or implied, that the Company will nominate or appoint any person as a member of the Board; or

        15.5 confer upon any Key Employee or optionee the right to continue in the employment of the Company or its subsidiaries or affect any right which the Company may have to terminate the employment of each Key Employee or optionee.

  16.   Miscellaneous.

        16.1 Legal Requirements. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals. Certificates for shares of Common Stock issued hereunder may be legended as the Committee (or the Board in the case of Company Director Stock Options) shall deem appropriate.

        16.2 No Obligation To Exercise Options. The granting of an Option shall impose no obligation upon an optionee to exercise such Option.

        16.3 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options issued hereunder will be used for general corporate purposes.

        16.4 Withholding Taxes. The Company is authorized to withhold from any Option, any payment relating to an Option under the Plan, including from a distribution of Common Stock, or any payroll or other payment to an optionee, amounts of withholding and other taxes due with respect thereto, the exercise thereof, or any payment thereunder, and to take such other action as the Committee (or the Board in the case of Company Director Stock Options) may deem necessary or advisable to enable the Company and any optionee to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Option. The authority shall include authority to withhold Common Stock and to make cash payments in respect thereof in satisfaction of an optionee's tax obligations. The Company may also require, as a condition to delivery of Common Stock upon exercise of an Option, that all taxes required to be withheld (if any) in connection with such exercise be paid to the Company.

        16.5  Leaves  of  Absence  and   Disability.   The  Committee  shall  be
entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by, or disability of, any Key Employee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on Incentive Stock Options granted under the Plan to any Key Employee who takes such leave of absence.

        16.6 Cause. For the purposes of Section 12.1, "cause" shall mean the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of the assets or opportunities of the Company.

        16.7 Fair Market Value. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

                  (a) If the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and has been designated as a National Market System ("NMS") security, the last sale price reported for the Common Stock on such system on such given date;

                  (b) If the Common Stock is admitted to quotation on NASDAQ and has not been designated a NMS security, the closing bid price for the Common Stock at the close of trading on such given date;

                  (c) If the Common Stock is listed on a national securities exchange, the closing price of the Common Stock of the Composite Tape on such given date; and

                  (d) If the Common Stock is neither admitted to quotation on NASDAQ (or other comparable quotation system) nor listed on a national securities exchange, such value as the Committee (or the Board in the case of Company Director Stock Options) shall attribute to the Common Stock.

                  (e) Notwithstanding any provision in this Section 16.7 to the contrary, the fair market value of Common Stock for the purposes of this Plan shall in no event be less than $1.925 per share.

        16.8 Payment Upon Exercise. Common Stock purchased pursuant to an Option shall be paid for in full in cash or, unless the Committee (or the Board in the case of Company Director Stock Options) determines otherwise at or prior to the time of exercise, in Common Stock of the Company at fair market value (as defined in Section 16.7 above) or a combination of such cash and Common Stock, in an amount or having a combined value equal to the aggregate purchase price for the shares subject to the Option or portion thereof being exercised. To the extent permitted under the applicable laws and regulations under Section 16 of the Act and the rules and regulations promulgated thereunder, and with the consent of the Committee (or the Board in the case of Company Director Stock Options), the Company agrees to cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Company Director or Key Employee delivering to a registered securities broker acceptable to the Company instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith.

        16.9 Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (1) on the date it is personally delivered to the Secretary of the Company at its principal executive offices, or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an optionee (1) on the date it is personally delivered to him or her, or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

        16.10 Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of the Commonwealth of Virginia, to the extent not inconsistent with the Act and Sections 83 and 422 of the Code and regulations thereunder.

        16.11 Elimination of Fractional Shares. If, under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to an Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

        16.12 Applicability of Plan Provisions to Nonqualified Options. Other than the provisions of the Plan that are explicitly required by Section 422 of the Code, all of the provisions of the Plan that apply to Incentive Stock Options shall also apply to any Nonqualified Options granted under the Plan to Key Employees.

        16.13 Compliance with Rule 16b-3. It is the intent of the Company that this Plan and awards under the Plan comply in all respects with Rule 16b-3 under the Act in connection with any Option granted to a person who is subject to Section 16 of the Act. Accordingly, if any provision of this Plan, any Option, or any Option Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

                                  EXHIBIT B


                          BYLAW PROVISION GOVERNING
                     SHAREHOLDER NOMINATIONS OF DIRECTORS


     Section 2.5  Nomination of Directors.

      a. Eligibility. Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by shareholders in accordance with the procedures set forth in this Section 2.5, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any shareholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.5. Nominations by shareholders shall be made by written notice (a "Nomination Notice"), which shall set forth the following information: (1) as to each individual nominated, (i) the name, date of birth, business address and residence address of such individual, (ii) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience, (iii) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity, (iv) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any Company registered as a investment company under the Investment Company Act of 1940, as amended, (v) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee and
(vi) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the Exchange Act had the nominee been nominated by the Board of Directors; and (2) as to the person submitting the Nomination Notice and any person acting in concert with such person, (i) the name and business address of such person, (ii) the name and address of such person as they appear on the Corporation's books (if they so appear), (iii) the class and number of shares of the Corporation that are beneficially owned by such person, (iv) a representation that the shareholder (A) is a holder of record of common stock of the Corporation entitled to vote at the meeting at which directors will be elected and (B) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (v) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any shareholders' meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

      b. Shareholder Nomination Notice. Nomination Notices shall be delivered to the Secretary at the principal executive office of the Corporation not later than (i) 45 days before the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of shareholders (or, if the date of the annual meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before the Corporation mails its proxy materials for the current year) or, (ii) in the case of special meetings, at the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

-------------------------------
RESOURCE BANKSHARES CORPORATION
-------------------------------

Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]

CONTROL NUMBER:
RECORD DATE SHARES:

Please be sure to sign and date this Proxy.          Date

Shareholder sign here                          Co-owner sign here

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1. ELECTION OF DIRECTORS.

                                                For All   With-   For All
                                               Nominees   hold    Except
Alfred E. Abiouness      Thomas W. Hunt          [  ]     [  ]     [  ]
John B. Bernhardt        Lawrence N. Smith       [  ]     [  ]     [  ]
Louis R. Jones           Elizabeth A. Twohy      [  ]     [  ]     [  ]
A. Russell Kirk

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For All Except" box and write the nominee's name on the line provided below).

--------------------------------------------------------------------------------

                                                  For   Against Abstain
2. APPROVAL of the Company's Amended and          [ ]     [ ]     [ ]
   Restated 1996 Long-Term Incentive Plan.

3. RATIFICATION of the appointment by the Board   [ ]     [ ]     [ ]
   of Directors of Goodman & Company, L.L.P. as the Company's independent auditors for the year ending December 31, 1999.

4. IN THEIR DISCRETION, on such other matters as may properly come before the meeting, or, if any nominee listed in Proposal 1 above is unable to serve for any reason, to vote or refrain from voting for a substitute nominee or nominees.

                        RESOURCE BANKSHARES CORPORATION

                        Proxy Solicited on Behalf of the
                             Board of Directors for
                         Annual Meeting of Shareholders
                            to be held May 27, 1999

The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated April 23, 1999, hereby appoints Alfred E. Abiouness, John B. Bernhardt and Lawrence N. Smith (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of the Common Stock of Resource Bankshares Corporation held of record by the undersigned on April 1, 1999, at the Annual Meeting of Shareholders to be held on May 27, 1999, and any adjournment thereof.

This proxy is revocable at any time prior to its exercise. This proxy, when properly executed, will be voted as directed. Where no direction is given, this proxy will be voted for Proposals 1, 2 and 3.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign your name(s) exactly as they appear hereon. If signer is a corporation, please sign the full corporate name by duly authorized officer. If any attorney, guardian, administrator, executor, or trustee, please give full title as such. If a limited liability company or partnership, sign in limited liability company or partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

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